Exhibit 23.1
PUGH & COMPANY, P.C.
CERTIFIED PUBLIC ACCOUNTANTS
WILL J. PUGH, CPA
RONNIE G. CATE, CPA	HOME FEDERAL PLAZA - SUITE 200	MEMBERS
C. LARRY ELMORE, CPA	315 NORTH CEDAR BLUFF ROAD
W. JAMES PUGH, JR., CPA	KNOXVILLE, TENNESSEE 37923	AMERICAN INSTITUTE OF
DANIEL C. FRANKLIN, CPA	___________	CERTIFIED PUBLIC ACCOUNTANTS
JAMES H. JONES, CPA
LISA W. HILL, CPA	P.O. BOX 31409	TENNESSEE SOCIETY OF
SUSAN R. FOARD, CPA	KNOXVILLE, TENNESSEE 37930-1409	CERTIFIED PUBLIC ACCOUNTANTS
ANDREW R. HARPER, CPA
865-769-0660 800-332-7021
TELECOPIER 865-769-1660

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form SB-2 of our report dated January 27, 2006 relating to the financial statements of Tennessee Valley Financial Holdings, Inc., which appears in such Registration Statement. We also hereby consent to the reference to us under the heading "Experts" in such Registration Statement.

                                                     Pugh & Company, P. C.
                                                                                                     Certified Public Accountants
                                                                                                             Knoxville, Tennessee
                                                                                     April 21, 2006